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                                                                    Exhibit 10.4

                             RENEWAL PROMISSORY NOTE

$1,900,000.00
                                                            North Miami, Florida


         FOR VALUE RECEIVED, the undersigned, AESP, INC., a Florida corporation, (the "Maker"), promises to pay to the order of COMMERCEBANK, N.A. and assigns (collectively "Lender"), the principal sum of the lesser of (i) One Million Nine Hundred Thousand and 00/100 DOLLARS ($1,900,000) on the terms set forth herein, or (ii) the amount actually advanced to the Maker and outstanding in accordance with the terms of the Line of Credit described in that certain loan agreement (the "Loan Agreement"), dated September 23, 1999 between Maker and the Lender, as it may be amended, supplemented, modified or restated from time to time, plus interest on the unpaid principal balance on the terms set forth herein.

         All defined terms used herein shall have the meanings assigned in the Loan Agreement except to the extent such terms are defined or limited herein.

         This renewal promissory note (this "Note") renews the outstanding principal amount of that certain renewal promissory note (the "Fifth Renewal Note") in the original principal amount of $1,900,000, from Borrower to Lender, dated August 15, 2003, and is not intended to be a novation of the obligations evidenced by the Fourth Renewal Note.

         Principal and interest shall be payable, as follows:

         From October 17, 2003 through and including November 30, 2003, interest shall be due on the outstanding principal amount of this Note at a floating rate equal to the Wall Street Journal Prime Rate (hereinafter defined) plus six percent (6%) (the "Initial Note Rate"). From December 1, 2003 through and including January 31, 2004, interest shall be due on the outstanding principal amount of this Note at a floating rate equal to the Wall Street Journal Prime Rate (hereinafter defined) plus seven percent (7%) (the "Initial Note Rate") From February 1, 2004 through and including March 31, 2004, interest shall be due on the outstanding principal amount of this Note at a floating rate equal to the Wall Street Journal Prime Rate (hereinafter defined) plus eight percent (8%). From April 1, 2004 through and including April 20, 2004, interest shall be due on the outstanding principal amount of this Note at a floating rate equal to the Wall Street Journal Prime Rate (hereinafter defined) plus nine percent (9%). All outstanding principal and accrued and unpaid interest and costs and expenses due lender hereunder and under the Loan documents shall be due and payable on April 20, 2004 (the "Maturity Date"). After April 20, 2004 or if an Event of Default shall have occurred, the principal of this Note shall bear interest at a rate equal to the maximum rate permitted under applicable law (the "Default Rate"). The interest rates set forth in the preceding sentences of this section shall hereinafter be collectively referred to as the "Note Rate". The Note Rate shall be a floating rate and shall initially be set as of the date of this promissory note and shall be adjusted daily based on changes to the Wall Street Journal Prime Rate as of such date. All changes in the Note Rate shall be effective as of the date of change in the Wall Street Journal Prime Rate. Interest shall be payable on the twentieth (20th) day of each consecutive calendar month prior to the Maturity Date (hereinafter defined), commencing November 20, 2003. All remaining unpaid principal and interest due thereon and all other amounts owing under this Note and the Loan Documents (hereinafter defined), shall be due and payable in full in no event later than the Maturity



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Date. "Wall Street Journal Prime Rate" shall mean the prime rate as reported in the money rate column of the "Wall Street Journal" on the date of determination. Interest shall be computed on the basis of a 360 day year for the actual number of days in the applicable period.

         Prepayments shall be made and shall be applied as described in the Loan Agreement. Maker may prepay the principal amount outstanding hereunder without penalty.

         All installments of principal and/or interest are payable at the offices of Commercebank, 220 Alhambra Circle, Coral Gables, FL 33134, or at such other place as Lender hereof may, from time to time, designate in writing, in lawful money of the United States of America, which shall be in legal tender for public and private debts at the time of payment.

         Maker may prepay this Note at any time without penalty.

         If default is made in the payment of any part of the principal of or interest due under the terms of this Note or upon an Event of Default under the Loan Agreement (and such default is not cured after notice thereof, if required under the applicable loan document, and the expiration of any applicable grace period), then this Note shall be in default and the entire principal sum and accrued interest shall become due and payable at once without notice and demand at the option of Lender.

         In addition to the above, Lender may collect a late charge not to exceed an amount equal to five percent (5%) of any installment which is not paid within twenty (20) days of the due date thereof to cover the extra expense involved in handling delinquent payments, provided that: (i) collection of said late charge shall not be deemed a waiver by Lender of any of its other rights under this Note and the Loan Agreement, the Security Agreement or any other instrument given to secure this indebtedness, and (ii) such late charge shall not apply to any payment of principal under Section 2.9 of the Loan Agreement.

         It is agreed that each maker and endorser, jointly and severally, shall pay all reasonable costs of collection, including reasonable attorneys' fees, on failure to pay any principal or interest when due on this Note. Such costs and attorneys' fees shall include, but not be limited to, reasonable attorneys' fees and paralegal fees incurred by Lender hereof in any and all judicial proceedings, including appellate proceedings, arising out of enforcement and/or collateral securing this indebtedness, whether such proceedings arise before or after entry of final judgment.

         In case any provision (or any part of any provision) contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or enforceability shall not affect any other provision (or remaining part of the affected provision) of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision (or part thereof) had never been contained herein, but only to the extent it is invalid, illegal or unenforceable.

         Notwithstanding any provision of this Note and/or any instrument securing payment of this Note to the contrary, it is the intent of the undersigned Maker and Lender that Lender hereof shall never be entitled to receive, collect or apply as interest on principal of the indebtedness any amount in excess of the maximum rate of interest permitted to be charged by applicable law; and in the event Lender ever receives, collects, or applies as interest any such excess, such amount which should be excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such; and, if the principal of the indebtedness secured


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hereby is paid in full, any remaining excess funds shall forthwith be paid to
Maker. In determining whether or not the interest paid or payable under any specific contingency exceeds the highest lawful rate, Maker and Lender shall, to the maximum extent permitted under applicable law (a) characterize any non-principal payment as an expense, fee or premium rather than as interest (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of the indebtedness so that the interest rate is uniform throughout the entire term of the indebtedness; provided that if the indebtedness is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the maximum lawful rate, Lender shall refund to Maker the amount of such excess or credit the amount of such excess against the principal portion of the indebtedness, and in such event, Lender shall not be subject to any penalties provided by any laws for contracting for, charging, or receiving interest in excess of the maximum lawful rate. In no contingency or event whatsoever shall the amount paid or agreed to be paid to Lender for the use, forbearance or detention of the indebtedness collateralized hereby exceed the maximum amount permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof or any provision of any instrument securing the primary obligation at the time performance of such provision shall be due shall involve transcending the limit of validity prescribed by applicable law, then, IPSO FACTO, the obligation to be fulfilled shall be reduced to the limit of such validity. This provision shall control every other provision of this Note.

         Maker, and each surety, endorser, guarantor and other party liable for the payment of any sums of money payable on this Note, severally waive the right of exemption under the Constitution and Laws of Florida, presentment and demand for payment, protest and notice of protest and nonpayment, notice of dishonor, notice of demand or intent to demand, notice of maturity and all requirements necessary to hold each of them liable as maker, surety, endorser, guarantor and any other party liable for the payment of sums of money hereunder, and agree that their liability on this Note shall not be affected by any renewal or extension in the time of payment thereof or by any release or change in any security for the payment of this Note, regardless of the number of such renewals, extensions, releases or changes.

         Maker and Lender mutually understand, covenant and agree that the provisions of this Note (i) shall be binding upon Maker and its successors and assigns (except as herein otherwise set forth) and shall inure to the benefit of Lender and its assigns including any subsequent holder of this Note and (ii) shall be construed, governed and enforced in all respects by the laws of the State of Florida, including the Usury Laws of said state.

         Time shall be of the essence of each and every covenant and promise contained in this Note and every other instrument securing the repayment of this Note.

         This Note is secured by that certain collateral described in that certain Security Agreement (the "Security Agreement") dated September 23, 1999 between Maker and Lender, as amended, and is to be construed according to the Laws of Florida. Any default occurring under the Loan Agreement (which default is not cured after notice thereof, if required under the applicable Loan Document, and the expiration of any applicable grace period) shall constitute a default under this Note, and Lender, at its option, may declare this Note due and payable in full and may exercise its remedies under the Security Agreement.

         Maker hereby submits to the jurisdiction of the courts of the State of Florida in the event any litigation arising from or related to this Note is commenced. Maker agrees that the Lender may institute any cause

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of action against Maker involving this Note in the courts of Miami-Dade County,
Florida, and hereby waives any venue privilege or right to be sued in any other forum.

         THE MAKER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION, PROCEEDINGS, OR COUNTERCLAIMS ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS OR ANY OF THE LOAN DOCUMENTS. FURTHER, THE MAKER HEREBY CERTIFIES THAT NO REPRESENTATIVES OR AGENTS OF THE LENDER NOR THE MAKER'S OR THE LENDER'S COUNSEL HAS REPRESENTED, EXPRESSED OR OTHERWISE, THAT THE LENDER WOULD NOT IN THE EVENT OF SUCH LITIGATION SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. MAKER ACKNOWLEDGES THAT THE LENDER HAS BEEN INDUCED TO ENTER INTO THIS TRANSACTION BY, INTER ALIA, THE PROVISIONS OF THIS SECTION. THE MAKERS AGREE NOT TO SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION BY WHICH A JURY TRIAL CANNOT BE WAIVED.

         IN WITNESS WHEREOF, the undersigned have executed and delivered this Note the day and year first hereinabove provided.

                               AESP, INC.



                               By: /s/ Slav Stein
                                  ---------------------------------------------
                               Name: Slav Stein
                               Title: President



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